Exhibit 5.1

	98 SAN JACINTO BLVD.	ABU DHABI
	SUITE 1500	AUSTIN
	AUSTIN, TEXAS	BEIJING
	78701-4078	DALLAS
DUBAI
	TEL +1 512.322.2500	HONG KONG
	FAX +1 512.322.2501	HOUSTON
	www.bakerbotts.com	LONDON
MOSCOW
NEW YORK
PALO ALTO
RIYADH
December 20, 2011		WASHINGTON

Whole Foods Market, Inc.
550 Bowie Street
Austin, Texas  78703

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by Whole Foods Market, Inc., a Texas corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering and sale of 13,909,857 shares of common stock, no par value, of the Company ( the “Shares”) by the selling shareholders identified therein (the “Selling Shareholders”) from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Registration Statement, (ii) the Company’s Amended and Restated Articles of Incorporation filed as Exhibit 3.1 to the Registration Statement, as amended by the Articles of Amendment to the Amended and Restated Articles of Incorporation, filed as Exhibit 3.2 to the Registration Statement, (iii) the Company’s Amended and Restated Bylaws, as currently in effect, filed as Exhibit 3.3 to the Registration Statement (the items described in clauses (ii) and (iii) being collectively referred to as the “Charter Documents”), (iv) originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, (v) certificates of public officials and of representatives of the Company, (vi) statutes and (vii) other instruments and documents as a basis for the opinions hereafter expressed. In giving this opinion, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed, without independent investigation, that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.  In connection with this opinion, we have assumed that:

(a)                                  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act;

(b)                                 the Shares will be offered and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement; and

(c)                                  certificates representing the Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in either case in accordance with the provisions of the Charter Documents.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

This opinion is limited in all respects to the laws of the State of Texas and the applicable federal laws of the United States, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.